UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported):  August 12, 2016

LAS VEGAS SANDS CORP.
(Exact name of registrant as specified in its charter)

NEVADA (State or other jurisdiction of incorporation)	001-32373 (Commission File Number)	27-0099920 (IRS Employer Identification No.)

3355 LAS VEGAS BOULEVARD SOUTH LAS VEGAS, NEVADA (Address of principal executive offices)	89109 (Zip Code)

Registrant’s telephone number, including area code:  (702) 414-1000

NOT APPLICABLE
(Former name or former address, if changed since last report)

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

[  ] Written Communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement.

On August 12, 2016, Las Vegas Sands, LLC (“LVS” or the “Borrower”), a direct, wholly-owned subsidiary of Las Vegas Sands Corp. (“LVSC”) and certain of the Borrower’s other domestic subsidiaries (the “Guarantors”) entered into a Second Amendment (the “Amendment Agreement”) to the Existing Credit Agreement (as defined below) with the Lenders party thereto and The Bank of Nova Scotia (“Scotiabank”), as Administrative Agent and Collateral Agent.  The Amendment Agreement amends the Second Amended and Restated Credit and Guaranty Agreement dated as of December 19, 2013 (the “Existing Credit Agreement” and, as amended by the Amendment Agreement, the “Amended Credit Agreement”), among LVS, as Borrower, the Guarantors, various Lenders, Scotiabank, as Administrative Agent and Collateral Agent, and the other parties thereto.  Capitalized terms used herein and not defined herein are defined in the Amended Credit Agreement.

Pursuant to the Amendment Agreement, revolving lenders will provide revolving credit commitments in the aggregate amount of $1.15 billion with a maturity of September 19, 2020, which will be used (i) to replace the commitments under, and refinance all amounts outstanding under, the existing U.S. revolving facility; (ii) to pay fees and expenses incurred in connection with the Amended Credit Agreement and the other Credit Documents; and (iii) for general corporate purposes and working capital needs of the Borrower and its affiliates.

The Revolving Loans bear interest at either, at the Borrower’s option, an adjusted Eurodollar rate plus a credit spread or at an alternative base rate plus a credit spread, which credit spread in each case is determined based on the Borrower’s corporate family rating as set forth in the pricing grid in the Amended Credit Agreement (the “Rating”). The credit spread for Revolving Loans under the Amended Credit Agreement ranges from 0.125% to 0.625% per annum for loans accruing interest at a base rate, and from 1.125% to 1.625% per annum for loans accruing interest at an adjusted Eurodollar rate. The initial credit spread as of August 12, 2016, is 0.45% per annum for loans accruing at a base rate and 1.45% per annum for loans accruing at an adjusted Eurodollar rate.  The Borrower is also required to pay commitment fees on the undrawn amount of the revolving credit commitments (the “Commitment Fee”).  The Commitment Fee for revolving credit commitments under the Amended Credit Agreement is based on the Rating and ranges from 0.125% to 0.25% per annum.  The initial Commitment Fee as of August 12, 2016, is 0.20% per annum.

As of August 12, 2016, under the U.S. revolving facility, there was $1.15 billion of available borrowing capacity, net of outstanding letters of credit.  Other than the items indicated above, the terms and conditions of the Existing Credit Agreement are unchanged.

Some of the lenders, agents and arrangers under the Amendment Agreement and Amended Credit Agreement and their  respective affiliates have provided, and may provide in the future, investment banking, commercial banking and other financial services for LVSC and its subsidiaries in the ordinary course of  business, for which they have received and will receive customary compensation.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above in Item 1.01 is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated:  August 12, 2016

LAS VEGAS SANDS CORP.

By:	/s/ Patrick Dumont
	Name:	Patrick Dumont
	Title:	Executive Vice President and Chief Financial Officer